EX-99.1

CLEAN WATER TECHNOLOGIES, INC. ANNOUNCES REVERSE SPLIT,
EFFECTIVE MARCH 22, 2006

Posted: Tuesday March 21, 2006,  4:15 pm ET

Rolling Hills Estates, CA -- Clean Water Technologies, Inc. (the "Company"),
(CWTI), (OTC Bulletin Board: CWTI - NEWS), announced today that the Company's 1 for 7.4 reverse stock split, will be effective as of the opening of business on March 22, 2006.

As a result of the reverse stock split, every 7.4 shares of the Company's issued and outstanding common stock was combined into one share of common stock. The reverse stock split affects all of the Company's common stock and warrants outstanding immediately prior to the effective date of the reverse stock split. The split and conversion will reduce the number of the Company's outstanding shares of common stock to approximately 1,110,521 shares.

In connection with this reverse split, the Company's CUSIP number has been changed to 18450F 20 2 and its trading symbol on the OTC Bulletin Board has been changed to CWTT commencing at the opening of business on March 22, 2006.

Special Note Regarding Forward-Looking Statements: A number of statements contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to commercialize a Clean Water Technologies product, our ability to generate product sales and operating profits, potential vulnerability of technology obsolescence, potential competitive products by better capitalized companies, potential difficulty in managing growth, dependence on key personnel, and other risks which will be described in future company Securities and Exchange Commission filings.

Media/Investor Contact:
Suzanne Lewsadder, CEO
Clean Water Technologies, Inc.
(877) 678-4274
suzannepuente@mac.com
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